Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, I, Kent M. Harvey, Chairman and President of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

November 12, 2003

/s/ Kent M. Harvey____________
Kent M. Harvey
Chairman and President

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, I, Michael J. Donnelly, Treasurer of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

November 12, 2003

/s/ Michael J. Donnelly___________
Michael J. Donnelly
Treasurer